EXHIBIT 10.2

ADVERTISING SPONSORSHIP CONTRACT

BY AND BETWEEN

PARTY OF THE FIRST PART: MR. YOUNESS DOUIRI, of legal age, with professional domicile in MALAGA, calle CUERNAVACA, 28 LOCAL 4 (POL. SAN LUIS), with National Identification Document/Alien Identification Number/PASSPORT number _________, representing YATINOO INTERNATIONAL, S.A., hereinafter "Yatinoo."

PARTY OF THE SECOND PART: Mr. Bertrand Gachot, of legal age, with professional domicile in Malta, calle Fern Antonio Schembri, Attard, with PASSPORT number 1202AE93648, representing PGM International Ltd., hereinafter "Hype."

Both parties state that the agent status that they have was granted to them through currently effective powers of attorney, which were put into the form of notarial instruments on their date and duly recorded, which documents they exhibit and take back in this proceeding.

RECITALS

I) Both parties acknowledge each other's legal capacity to enter into this contract, and undertake through it to perform the clauses set forth in it.

II) "Yatinoo" is the outright owner of the website whose ownership it holds under the name www.yatinoo.com, which website it uses for offering products and services as specified for Arab and African users.

III) "Hype" is the outright owner of the energy drink trademark of the same name.

IV) Both parties are interested in establishing an exchange of advertising services based on the clauses of this contract.

THEY AGREE

ONE. PURPOSE.

Hype is interested in publicizing its trademark through the website owned by Yatinoo by electronic advertising with the technical and other characteristics described below in these clauses.

At the same time, Yatinoo is interested in publicizing its website through print advertising in the packages of the trademark that Hype owns.

TWO. SCOPE.

Both parties agree that the mutual advertising sponsorship contract will extend to all clients of Hype and to all visitors of the Yatinoo website; thus, its scope is UNIVERSAL.

THREE. TERM.

The term of this contract shall be SIX MONTHS, after the end of the waiting period agreed upon in the subsequent clauses.

The above notwithstanding, the contract shall be renewed automatically for equal periods, except in the following cases:

a) One party informs the other of its desire not to renew the contractual relationship, by advance notice of at least thirty days.

b) One party has failed to perform any one of the clauses that govern this contract, provided that the corresponding notice has been given to the proper authorities and in accordance with current laws.

c) The contract has been terminated, by either party, on a date prior to the ending date in accordance with the clauses of this contract, or as a result of court action.

In the event of automatic renewal, the financial terms agreed upon in this contract shall be revised and agreed upon by the parties and, if applicable, shall be added to this contract as EXHIBIT II.

FOUR. FINANCIAL DATA

Hype agrees to sponsor Yatinoo financially for the agreements written in this contract and for the term hereof, in the amount of 1,000,000 Euros (ONE MILLION EUROS).

Yatinoo agrees to sponsor Hype financially for the agreements written in this contract and for the entire term thereof in the amount of 850,000 Euros (EIGHT HUNDRED FIFTY EUROS).

The difference between the two amounts shall be payable in a single payment on July 1, 2008 by transfer to the account that Yatinoo indicates no later than on the indicated dates.

FIVE. DESIGN AND OWNERSHIP THEREOF

Both parties agree that the design and the relative dimensions (as to print advertising) shall be added to this contract as EXHIBIT I. However, these may be subject to changes with the following restrictions:

a) No changes may be made in the design of the advertisements to be inserted into the Hype packages and on the Yatinoo website for at least 15 days after the last change in design.

b) The size of the designs may not be increased above the dimensions agreed upon for each case and in accordance with EXHIBIT I to this contract.

c) The new designs must meet the "minimum characteristics" described in EXHIBIT I to this contract.

In any event, the advertising designs that Hype makes shall be its property and may not be changed by Yatinoo once they have been added to this contract as EXHIBIT I and under the conditions stated here,

such changes being restricted by current laws on intellectual property, and by the expenses for those designs.

Exactly the same shall apply to the designs provided by Yatinoo to Hype to be incorporated into their packages.

The designs and the creativity involved may be used by each party in other advertising campaigns apart from this contract, with no type of restriction.

Both parties also agree to use the designs solely and exclusively for the purposes described herein, except in the event of an attesting written agreement of the other party for using them for any purpose other than the proposed purpose.

SIX. DISSEMINATION

Bother parties agree to disseminate the agreed-upon advertising continuously during the term of this contract, with no interruption in the distribution of Hype products and in the electronic dissemination of Yatinoo.

An interruption of dissemination by either party for a period of more than 30 days shall be considered a breach of the clauses of this contract and therefore shall be sufficient reason for its termination unilaterally, communicating it in writing to the other party within 5 DAYS after learning of that interruption.

Both parties reserve the right to the complaints of interruption in the dissemination, and accept arbitration as specified below. The financial compensation deriving from those complaints may never be greater than the proportional part that results from applying the daily computation to the duration of the interruption (Amount agreed for the Sponsorship divided by the term of the contract in days and multiplied by the duration of the interruption in days).

SEVEN. CAMPAIGN

Yatinoo hereby agrees to conduct an initial campaign whose details are attached to this document as EXHIBIT III, at its expense. That initial campaign shall consist of a competition with at least the following prizes:

A first prize consisting of a TRIP with an approximate value of 5,000 Euros (FIVE THOUSAND EUROS).

A second prize consisting of a TRIP with an approximate value of 3,000 Euros (THREE THOUSAND EUROS).

A third prize consisting of a TRIP with an approximate value of 1,500 Euros (ONE THOUSAND, FIVE HUNDRED EUROS).

20 prizes for the contestants (at random) consisting of an I-POD or similar apparatus whose approximate price is calculated at 125 Euros per item.

The distribution of the prizes shall occur on a date prior to the conclusion of this contract.

EIGHT. GRACE PERIOD

Both parties agree to grant each other a period of 30 days so that, once this contract has been formalized, the necessary preparations may be made by Hype to add the design contributed by Yatinoo to its packages, through the pertinent modifications in the production chain, and by Yatinoo to make the pertinent changes in programming and technological solutions to include Hype's design on its website.

NINE. EXCLUSIVITY

This sponsorship contract does not bind either party to any exclusivity; both parties shall be free to enter into similar sponsorship contracts with other trademarks or any other entity with which they see fit to do so; however, the inclusion of any new advertisement on the Yatinoo website or in the Hype packages, may not in any way undermine the impact of either party's designs.

In the event that either party considers its interests impaired by this circumstance, it shall reliably so inform and attest to the other party, and a 30-day period shall commence (as of the receipt thereof) in which to rectify that impairment. If it is not rectified, the injured party may terminate the contract effective retroactively to the date of communication.

TEN. TERMINATION

This contract shall be considered terminated due to nonperformance of any one of the obligations of the parties as stipulated in this contract, but that shall not lead to the waiver of compensation for any damages that the parties may consider proper and that the courts may approve.

Furthermore, this contract shall be terminated unilaterally in the following events:

a) Notice and attestation by the party interested in terminating this contract, with advance notice of at least 30 days.

b) If either party incurs insolvency, bankruptcy, or suspension of payments pursuant to current laws. In that event, the termination date shall be the date on which it incurs that situation.

c) Nonpayment of any of the amounts on the appropriate date.

Termination shall mean the immediate interruption of the advertising dissemination by either of the parties.

ELEVEN. LAW

For matters not provided for in this document, this advertising sponsorship contract shall be governed by Article 24 and corresponding Articles of the General Advertising Law 34/1988.

TWELVE. ARBITRATION

The contracting parties agree to submit their disputes to the international arbitration that legally derives from the acceptance of this contract, and agree to abide by any arbitral award that may be issued.

THIRTEEN. NOTARIAL REGISTRATION

The taxes, including direct and indirect taxes, notarial fees or any other expenses that may derive from notarial registration due to nonperformance of this sponsorship contract shall be paid by the nonperforming party.

And in witness of acceptance, the deponents sign this contract in duplicate in MALAGA on JANUARY FIRST, 2008.

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